EXHIBIT 21

Subsidiaries of the Company

1. Acoustic Marketing Research Inc., d/b/a Sonora Medical Systems, Inc.
2. Labcaire Systems, Ltd.
3. Misonix, Ltd.
4. Fibra-Sonics (NY) Inc.